EXHIBIT 10.5

1.             Basic Provisions ("Basic Provisions").

1.1         Parties: This Lease ("Lease"), dated for reference purposes only July 8, 2009 , is made by and between Brigite Land Management, LLC; a Nevada Limited Liability Company c/o GIGI  Management Co. Inc. a Nevada Corporation. ("Lessor") and Digital Extreme Technologies, Inc. a California Corporation ("Lessee"),
(collectively the "Parties," or individually a "Party").

1.2         Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 4478 Wagon Trail Ave, Las Vegas, located in the County of Clark, State of Nevada 89118 , and generally described as (describe briefly the nature of the property and, if applicable, the "Project", if the property is located within a Project) An approximate +/- 10,068 sq. ft. office warehouse building inclusive of +/- 3,688 sq. ft. of two story office including two (2) restrooms and the balance as evaporative cooled warehouse. ("Premises"). (See also Paragraph 2)

1.3         Term: three(3) years and two (2) months ("Original Term") commencing September 1, 2009 ('Commencement Date') and ending October 31, 2012 ('Expiration Date'). (See also Paragraph 3)

1.4         Early Possession: July 15, 2009 ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

1.5         Base Rent: $5,336.00 per month ("Base Rent"), payable on the First (1st) day of each month commencing September 1, 2009..(See also Paragraph 4)

☑	If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Addendum One #51

1.6          Base Rent and Other Monies Paid Upon Execution:
(a)          Base Rent: $5,336.00 for the period September 1-September 30, 2009

(b)         Security Deposit: $6, 846. 00 ("Security Deposit"). (See also Paragraph 5)

(c)         Association Fees: $ See (d) below for the period September 1- September 30, 2009

(d)         Other: $1,510.00 for NNN fees; see also addendum one #52.

(e)         Total Due Upon Execution of this Lease: $13, 692.00                                                                                                               .

1.7          Agreed Use: General office, administrative, storage, warehousing and distribution. (See also Paragraph 6)

1.8          Insuring Party: Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

1.9          Real Estate Brokers: (See also Paragraph 15)

(a)    Representation: The following real estate brokers (the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):

☑ Colliers International c/o Paul Sweetland represents Lessor exclusively ("Lessor's Broker");
☑ Colliers International c/o Delew/Pancirov/Collura represents Lessee exclusively ("Lessee's Broker"); or
☐     _____________________________________ represents both Lessor and Lessee ("Dual Agency").

(b)   Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of  or Five (5) % of the total Base Rent) for the brokerage services rendered by the Brokers.

1.10        Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by Scott Amaral & Jeff Weiland ("Guarantor"). (See also Paragraph 37)

1.11        Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 50through 60;Addendum One
☑ a plot plan depicting the Premises; Exhibit A
☑ a current set of the Rules and Regulations; CC&R's for the Arville Sunset Industrial Park West
☐ a Work Letter;
☑ other (specify): Duties Owed Disclosure Form, Addendum #61; Option To Extend,Addendum #62; Right of First Offer to Purchase, Sale/Lease Disclosure, Guaranty of Lease.

2.             Premises.

2.1          Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

(c)          Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post and record notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

7.4          Ownership; Removal; Surrender; and Restoration.

(a)          Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)          Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)          Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.              Insurance; Indemnity.

8.1         Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

8.2          Liability Insurance.

(a)          Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)          Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3          Property Insurance - Building, Improvements and Rental Value.

(a)            Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b)          Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c)          Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

8.4          Lessee's Property; Business Interruption Insurance.

(a)          Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b)          Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)          No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5          Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A-, VI, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6         Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7          Indemnity. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8          Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee's business or for any loss of income or profit therefrom. Instead, it is intended that Lessee's sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9          Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance requiredherein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.              Damage or Destruction.

9.1         Definitions.

(a)       "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b)          "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(c)          "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)          "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)          "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2         Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3          Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

 9.4         Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5          Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

9.6          Abatement of Rent; Lessee's Remedies.

(a)          Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)           Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of ORANGE

On 7/9/09 before me, JAMES DAVID CHESHIER, NOTARY
Here Insert Name and Title of the Officer

personally appeared JEFFERY ALAN WEILAND
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/are subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity~~(ies)~~, and that by his/~~her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

JAMES DAVID CHESHIER
Commission # 1834123
Notary Public - California
Orange County
My Comm. Expires Feb 7, 2013

Place Notary Seal Above

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: COMMERCIAL REAL ESTATE LEASE

Document Date: 7/8/05 Number of Pages: 25

Signer(s) Other Than Named Above: ROBERT SCOTT AMARAL

Capacity(ies) Claimed by Signer(s)

Signer's Name: JEFFERY ALAN WEILAND
- ✓ Individual
- ☐ Corporate Officer — Title(s):
- ☐ Partner — ☐ Limited ☐ General
- ☐ Attorney in Fact
- ☐ Trustee
- ☐ Guardian or Conservator
- ☐ Other:

Signer Is Representing:

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Signer's Name:
- ☐ Individual
- ☐ Corporate Officer — Title(s):
- ☐ Partner — ☐ Limited ☐ General
- ☐ Attorney in Fact
- ☐ Trustee
- ☐ Guardian or Conservator
- ☐ Other:

Signer Is Representing:

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©2007 National Notary Association • 9350 De Soto Ave., PO Box 2402 • Chatsworth, CA 91313-2402 • www.NationalNotary.org Item #5907 Reorder: Call Toll-Free 1-800-876-6827

ADDENDUM ONE TO LEASE AGREEMENT DATED JULY 8, 2009 BY AND BETWEEN BRIGITE LAND MANAGEMENT, LLC c/o GIGI MANAGEMENT CO., INC. (LESSOR) AND DIGITAL EXTREME TECHNOLOGIES, INC. A ~~CALIFORNIA~~ DELAWARE CORPORATION (LESSEE). 4478 WAGON TRAIL AVE. LAS VEGAS, NV 89118

In consideration of the mutual promises, provisions, terms, and conditions herein contained, the Parties hereby agree to the following additional provisions of the Lease.

51. Base Rent Schedule: The base rent shall increase by a fixed 3% as outlined below:

	Monthly		PSF	
July 15 - August 30, 2009	$	- $	-	Free of Base rent & NNN Fees
September 1, 2009 - August 31, 2010	$	5,336 $	0.530	Plus NNN Fees
September 1, 2010 - August 31, 2011	$	5,496 $	0.546	Plus NNN Fees
September 1, 2011 - August 31, 2012	$	5,661 $	0.562	Plus NNN Fees
September 1, 2012 - October 31, 2012	$	5,831 $	0.579	Plus NNN Fees

52. NNN Fees /Operating Expenses: It is understood that the Lessee is responsible for the payment of the Real Property Taxes, Property Insurance, Association Dues which includes Common Area Landscape Maintenance and Water Usage Fee, Sewer & Sanitation, Owners Management Fees, Miscellaneous Maintenance & Repairs, HVAC Maintenance Contract, for the subject building/property in addition to the base rent. These fees shall be due monthly on the same date as the Base Rent and are currently estimated at $0.15 per sq. ft. per month ($1,510.00). It is understood that the Lessor has elected to procure and maintain the service contract for the HVAC units as per paragraph 7.1 (b). The fees associated for said service contract shall be reimbursed to the Lessor by Lessee and be included in the monthly NNN fees as stated above. Within sixty (60) days after written request by Lessee to Lessor (but not more than once per year) Lessor shall deliver to Lessee a reasonably detailed statement showing the NNN fees incurred during the preceding year. If Lessee Payments during such year exceeded the actual amount of the actual NNN fees, Lessor shall credit the amount of such over-payment against Lessee's future payments. If Lessee's payments during such year were less than the actual NNN fees, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of the statement. In addition to the NNN Fees/ Operating Expenses, the Lessee is required to pay for and to contract directly for the set up and connection of all individually/separately metered utilities as per paragraph #11.

53. Signage: The Lessee shall be responsible for the design, installation, maintenance, and removal of any signage desired by Lessee. Lessee shall provide Lessor with the sign design in accordance with the CC&R's or project signage criteria (if any) prior to installation for approval by Lessor and the Owner 's Association.

54. Existing Improvements: It is understood that the Lessee has inspected the property and satisfied itself to and accepts the existing "as is " amenities of the property including but not limited to, square footages, available power, utilities, phone, data, truck door sizes, clear height, parking spaces, zoning, etc. subject to the below planned Lessee Improvements, if any. It is understood that the building is not fire sprinklered.

INITIALS [initials] [initials]

ADDENDUM ONE Page 1

55. Lessee Improvements: Prior to Lessee's Occupancy, Lessor at Lessor's sole cost and expense shall stretch the existing carpet in the upstairs office area.

56. Ownership/Management: Brigite Land Management, LLC is the owner of the property and is currently managed by GIGI Management Co. Inc. All payment checks are to be made out to (or any other such address Lessor may designate):

GIGI Management Co. Inc.
108 Pearl Ave
Newport Beach, CA 92662
Phone: 949-732-1468
Fax: 949-732-1468
email: ericgtarr@sbcglobal.net

57. Certificate of Insurance: Lessee shall provide, upon execution of the lease and prior to occupying the property, a certificate of insurance as stated in section 8.2 (a) naming the Lessor as Additional Insured and Certificate Holder.

58. Articles of Incorporation/Corporate Resolution: Upon execution of this lease, Lessee shall submit a copy of its articles of Incorporation (if applicable) and a copy of its Corporate resolution (if applicable) for Lessor's records. This information is required by Lessor in order to confirm Lessee's legal entity and authorized signatory.

59. Development/Project CC&R's: Lessee hereby acknowledges that they have received and reviewed a copy of the CC&R's.

60. Not an Offer: Preparation of this lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to Lessee to lease. This Lease shall become effective and binding upon the parties hereto only upon mutual execution by both parties. Lessee shall be aware that the Lessor's customary practice is not to reserve the space, which is subject of this lease until such time the lease has been fully executed by both parties. As a result, Lessor may have made or subsequently may make other proposals on the space, which is the subject of this lease.

NO REPRESENTATION IS MADE BY LESSOR OR BROKER (S) AS TO THE LEGAL SUFFICENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS ADDENDUM OR THE LEASE TO WHICH IT RELATES. THE PARTIES ARE URGED TO SEEK ADVICE OF THEIR LEGAL COUNSEL / ATTORNEY.

INITIALS ____ ____ ADDENDUM ONE Page 2

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of ORANGE

On 7/5/05 before me, JAMES DAVID CHESHIER, NOTARY.
Here Insert Name and Title of the Officer

personally appeared ROBERT SCOTT AMARAL
Name(s) of Signer(s)

JAMES DAVID CHESHIER
Commission # 1834123
Notary Public - California
Orange County
My Comm. Expires Feb 7, 2013

Place Notary Seal Above

who proved to me on the basis of satisfactory evidence to be the person(~~s~~) whose name(~~s~~) is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(~~ies~~), and that by his/~~her/their~~ signature(s) on the instrument the person(~~s~~), or the entity upon behalf of which the person(~~s~~) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: COMMERCIAL REAL ESTATE LEASE

Document Date: 7/8/05 Number of Pages: 25

Signer(s) Other Than Named Above: JEFFERY ALAN LECLAIR

Capacity(ies) Claimed by Signer(s)

Signer's Name: ROBERT SCOTT AMARAL		Signer's Name:	
☑ Individual	RIGHT THUMBPRINT OF SIGNER Top of thumb here	☐ Individual	RIGHT THUMBPRINT OF SIGNER Top of thumb here
☐ Corporate Officer — Title(s):		☐ Corporate Officer — Title(s):	
☐ Partner — ☐ Limited ☐ General		☐ Partner — ☐ Limited ☐ General	
☐ Attorney in Fact		☐ Attorney in Fact	
☐ Trustee		☐ Trustee	
☐ Guardian or Conservator		☐ Guardian or Conservator	
☐ Other:		☐ Other:	
Signer Is Representing:		Signer Is Representing:	

©2007 National Notary Association • 9350 De Soto Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.NationalNotary.org Item #5907 Reorder: Call Toll-Free 1-800-876-6827

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of ORANGE

On 7/9/05 before me, JAMES DAVID CHESHIER NOTARY
Here Insert Name and Title of the Officer

personally appeared JEFFERY ALAN WEILAND
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(~~s~~) whose name(~~s~~) is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/her/their authorized capacity(~~ies~~), and that by his/~~her/their~~ signature(~~s~~) on the instrument the person(~~s~~), or the entity upon behalf of which the person(~~s~~) acted, executed the instrument.

JAMES DAVID CHESHIER
Commission # 1834123
Notary Public - California
Orange County
My Comm. Expires Feb 7, 2013

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Place Notary Seal Above

Signature [signature]
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: COMMERCIAL REAL ESTATE LEASE

Document Date: 7/8/05 Number of Pages: 25

Signer(s) Other Than Named Above: ROBERT SCOTT AMORAL

Capacity(ies) Claimed by Signer(s)

Signer's Name: JEFFERY ALAN WEILAND
- Individual
- Corporate Officer — Title(s):
- Partner — Limited General
- Attorney in Fact
- Trustee
- Guardian or Conservator
- Other:

Signer Is Representing:

RIGHT THUMBPRINT OF SIGNER
Top of thumb here

Signer's Name:
- Individual
- Corporate Officer — Title(s):
- Partner — Limited General
- Attorney in Fact
- Trustee
- Guardian or Conservator
- Other:

Signer Is Representing:

RIGHT THUMBPRINT OF SIGNER
Top of thumb here

©2007 National Notary Association • 9350 De Soto Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.NationalNotary.org Item #5907 Reorder: Call Toll-Free 1-800-876-6827

COLLIERS NEVADA LLC DBA COLLIERS INTERNATIONAL
SALE / LEASE DISCLOSURES – NEVADA

Property 4478 Wagon Trail Ave, Las Vegas, NV 89118

Flood Zones: The Property **may or may not be** located in a flood zone. Many lenders require flood insurance for properties located in flood zones and government authorities may regulate development and construction in flood zones. Whether or not located in flood zone, properties can be subject to flooding and moisture problems, especially properties on a slope or in low-lying areas or in a dam inundation zone (California Government Code Section 8589.5). Buyers and tenants should have their experts confirm whether the Property is in a flood zone and otherwise investigate and evaluate these matters. Flood Zone Designation: Zone __________

Earthquakes: Earthquakes occur in Nevada. Properties are subject to earthquake risks and may be subject to state and/or local earthquake-related requirements. Have your experts investigate and evaluate these matters.

Hazardous Materials and Underground Storage Tanks: Due to prior or current uses of the Property or in the area or the construction materials used, the Property may have hazardous or undesirable metals (including lead – based paint), minerals (including asbestos), chemicals, hydrocarbons, petroleum-related compounds, or biological or radioactive / emissive items (including electrical and magnetic fields) in soils, water, building components, above or below-ground tanks/containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released. Asbestos has been used in items such as fireproofing, heating / cooling systems, insulation, spray-on and tile acoustical materials, floor tiles and coverings, roofing, drywall and plaster. If the Property was built before 1978 and has a residential unit, sellers/landlords must disclose all reports, surveys and other information know to them regarding lead-based paint to buyers and tenants and allow for inspections (42 United States Code Sections 4851 et seq). Have your experts investigate and evaluate these matters.

Americans with Disabilities Act (ADA): The Americans with Disabilities Act (42 United States Code Sections 12101 et seq.) and other federal, state and local requirements any require changes to the Property. Have your experts investigate and evaluate these matters.

Taxes: Sales, leases and other real estate transactions can have federal, state and local tax consequences. In sales transactions, Internal Revenue Code Section 1446 requires buyers to withhold and pay to the IRS 10% of the gross sales price within 10 days of the date of a sale unless the buyers can establish that the sellers are not foreigners, generally by having the sellers sign a Non-Foreign Seller Affidavit. Depending on the structure of the transaction, the tax withholding liability can exceed the net cash proceeds to be paid to the sellers at closing. Have your experts investigate and evaluate these matters.

Fires: Properties are subject to fire/life safety risks and may be subject to state and local fire/life safety-related requirements, including retrofit requirements. Have your experts investigate and evaluate these matters.

Broker Representation: Colliers Nevada LLC dba Colliers International is a national brokerage firm representing a variety of clients. Depending on the circumstances, Colliers may represent both the seller/landlord and the buyer/tenant in a transactions, or you may be interested in a property that may be of interest to other Colliers Nevada LLC dba Colliers International clients. If Colliers Nevada LLC dba Colliers International represents more than one party with respect to a property, Colliers Nevada LLC dba Colliers International will not disclose the confidential information of one principal to the other.

Seller/Landlord Disclosure, Delivery of Reports, Pest Control Reports and Compliance with Laws: Seller/landlords are hereby requested to disclose directly to buyers/ tenants all information known to sellers/landlords regarding the Property, including but not limited to: hazardous materials, zoning, construction, design, engineering, soils, title, survey, fire/life safety, and other matters, and to provide buyers/tenants with copies of all reports in the possession of or accessible to sellers/landlords regarding the Property. Sellers/landlords and buyers/tenants must comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders, including, but not limited to: the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans with Disabilities Act.

Property Inspections and Evaluations: Buyers/tenants should have the Property thoroughly inspected and all parties should have the transaction thoroughly evaluated by the experts of their choice. Ask your experts what investigations and evaluations may be appropriate as well as the risks of not performing any such investigations or evaluations. Information regarding the Property supplied by the real estate brokers has been received from third party sources and has not been independently verified by the brokers. Have your experts verify all information regarding the Property, including any linear or area measurements and the availability of all utilities, yard fencing, etc. All work should be inspected and evaluated by your experts, as they deem appropriate. Any projections or estimates are, for example, only based on assumptions that may not occur and do not represent the current or future performance of the property. Real estate brokers are not experts concerning nor can they determine in any expert is qualified to provide advice on legal, tax, design, ADA, engineering, construction, soils, title, survey, fire/life safety, insurance, hazardous materials, or other such matters. Such areas require special education and, generally, special licenses not possessed by real estate brokers. Consult with the experts of your choice regarding these matters.

Initials

Exhibit " A" Floor Plan
4478 Wagon Trail Ave. Las Vegas, NV 89118
(Not to Scale and for rendering purposes only)

Down
Office
Office
Office
Office
Office
Open Work Area
Down
Upstairs Office
Storage
Restroom
Restroom
Reception
Counter
Office
Conference
Office
Up
Downstairs Office
Warehouse
Dock High Door
12 x 14 Grade Level Door

Subject
Site Plan

3960 Howard Hughes Parkway, Suite 150 • Las Vegas, Nevada 89169
Phone: (702) 836-3709 • Fax: (702) 940-0049

COLLIERS INTERNATIONAL

DUTIES OWED BY A NEVADA REAL ESTATE LICENSEE

This form does not constitute a contract for services nor an agreement to pay compensation.

In Nevada, a real estate licensee is required to provide a form setting forth the duties owed by the licensee to:
a) Each party for whom the licensee is acting as an agent in the real estate transaction, and
b) Each unrepresented party to the real estate transaction, if any.

Property Address: 4478 Wagon Trail Ave, Las Vegas, NV 89118

LICENSEE: The licensee in the real estate transaction is EJ Paul Sweetland IV whose license number is 43604. The Licensee is acting for Brigite Land Management [client's name(s)] Eric Tarr who is/are the ☒ Seller/Landlord; ☐ Buyer/Tenant.

BROKER: The broker is Mike J. Mixer, whose company is Colliers Nevada LLC, dba Colliers International.

Licensee's Duties Owed to All Parties:
A Nevada real estate licensee shall:

1. Not deal with any party to a real estate transaction in a manner which is deceitful, fraudulent or dishonest.
2. Exercise reasonable skill and care with respect to all parties to the real estate transaction.
3. Disclose to each party to the real estate transaction as soon as practicable:
   a. Any material and relevant facts, data or information which licensee knows, or with reasonable care and diligence the licensee should know, about the property.
   b. Each source from which licensee will receive compensation.
4. Abide by all other duties, responsibilities and obligations required of the licensee in law or regulations.

Licensee's Duties Owed to the Client:
A Nevada real estate licensee shall:

1. Exercise reasonable skill and care to carry out the terms of the brokerage agreement and the licensee's duties in the brokerage agreement;
2. Not disclose, except to the licensee's broker, confidential information relating to a client for 1 year after the revocation or termination of the brokerage agreement, unless licensee is required to do so by court order or the client gives written permission;
3. Seek a sale, purchase, option, rental or lease of real property at the price and terms stated in the brokerage agreement or at a price acceptable to the client;
4. Present all offers made to, or by the client as soon as practicable, unless the client chooses to waive the duty of the licensee to present all offers and signs a waiver of the duty on a form prescribed by the Division;
5. Disclose to the client material facts of which the licensee has knowledge concerning the real estate transaction;
6. Advise the client to obtain advice from an expert relating to matters which are beyond the expertise of the licensee; and
7. Account to the client for all money and property the licensee receives in which the client may have an interest.

Duties Owed By a broker who assigns different licensees affiliated with the brokerage to separate parties:
Each licensee shall not disclose, except to the real estate broker, confidential information relating to client.

Licensee Acting for Both Parties: You understand that the licensee MAY ______ (Client Init) or MAY NOT ______ (Client Init), in the future act for two or more parties who have interests adverse to each other. In acting for these parties, the licensee has a conflict of interest. Before a licensee may act for two or more parties, the licensee must give you a "Consent to Act" form to sign.

I/We acknowledge receipt of a copy of this list of licensee duties, and have read and understand this disclosure.

Eric S. Tarr	7/10/09	3:45p			
Seller/Landlord	Date	Time	Buyer/Tenant	Date	Time
Seller/Landlord	Date	Time	Buyer/Tenant	Date	Time

Approved Nevada Real Estate Division
Replaces all previous editions

525
Revised 05/29/08